SCHEDULE 14A INFORMATION


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                     BATTERIES BATTERIES, INC.
          (Name of Registrant as Specified in its Charter)

            Batteries Batteries Committee to Maximize
                        Shareholder Value

_________________________________________________________________
          (Name of Person(s) Filing Proxy Statement if other than the Registrant)


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
                          PRESS RELEASE


         SHAREHOLDER GROUP CALLS FOR GREATER SHAREHOLDER
    REPRESENTATION ON THE BOARD OF BATTERIES BATTERIES, INC.

HUNTINGDON VALLEY, Pa., May 4 -- A group led by Stephen Rade, the largest shareholder and a Vice President and director of Batteries Batteries, Inc. (Nasdaq: BATS), filed an SEC
Schedule 13D on Friday stating that the purpose of the group is to remove from the board of directors Warren Haber, Chairman, and John Teeger, Vice President and Director, and to replace them with two independent directors. Warren Haber and John Teeger are the partners in Founders Equity, Inc., a private investment firm in New York. The group, whose members control 30% of the shares outstanding and believe they have a significantly greater percentage of the vote already committed to their proposals, intends to accomplish its objective through a consent solicitation of shareholders.

If Rade's group accomplishes its purpose, it will be the second time in less than 6 months that Haber and Teeger have been ousted by the shareholders from the board of a public company. As recently as January, Haber and Teeger, along with the other directors of HealthRite, Inc. (Nasdaq: HLRT) were ousted from the board in a proxy battle initiated and won by a shareholder group upset with the company's poor performance and Haber and Teeger's generous fee arrangements.

According to Rade, the group's reasons for seeking to replace
Haber and Teeger with independent directors are remarkably similar to those that galvanized the shareholders at HealthRite, and include:

- Steady Deterioration in Financial Performance. Due to a failure to integrate the operations of its acquired companies and capitalize on the combined economies of scale, there has been a steady deterioration in reported financial results, culminating in a net loss just announced for the quarter ended December 31, 1997.

-    Drastic Decline in Shareholder Value.  Under the
Chairmanship of Warren Haber, the Company has suffered over a 60% decline in shareholder value since its initial public offering in April 1996.

- Drain on Company Resources. During the same period that shareholder value has been plummeting, Haber and Teeger have collected over $700,000 in fees from the Company.

- This drain on Company resources continues despite the deterioration of reported results.

In addition to Steve Rade, the Committee to Maximize Shareholder Value is comprised of two other directors, Robert Tauber and William Sapp, who like Rade had sold their businesses to the Company and whose families, together with Rade, own roughly 30% of the total shares outstanding. The Group's nominees to replace Haber and Teeger are Allan S. Kalish, owner of Kalish & Associates, a marketing consulting firm, and Robert C. Meehan, a private investor.

Batteries Batteries, Inc. is a value-added assembler and distributor of specialty batteries and cellular products with facilities nationwide.